Exhibit 99.1

Contact:	Stephen H. Gordon	Chairman & CEO	Telephone: (949) 585-7500
	Christopher G. Hagerty	EVP & CFO	Facsimile: (949) 585-0174

COMMERCIAL CAPITAL BANCORP TO HOST CONFERENCE CALL AND WEBCAST

HIGHLIGHTING FIRST QUARTER 2005 EARNINGS RELEASE AND TO HOST ITS

ANNUAL SHAREHOLDERS MEETING

IRVINE, CA – April 1, 2005 – Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), announced today that it will release its earnings for the first quarter ended March 31, 2005, before the market opens on Monday, April 25, 2005. At 7:00 a.m. PDT the same day, Stephen H. Gordon, Chairman and CEO, David S. DePillo, Vice Chairman, President and COO, and Christopher G. Hagerty, EVP and CFO, will host a discussion of the Company’s first quarter performance. The Company also announced that it will host its annual shareholders meeting on Tuesday, April 26, 2005, at 9:00 a.m. PDT at the DoubleTree Hotel, Irvine Spectrum.

Analysts, investors, and the general public may listen to the Company’s discussion of its first quarter’s earnings and performance and participate in the question/answer session by using the phone number listed below, or through a live video webcast of the conference available through a link on the home page of the Company’s website at www.commercialcapital.com. The multimedia webcast enables conference participants to experience the conference with greater impact by simultaneously viewing the video broadcast as well as tables, charts, and speaker’s notes. The webcast also allows participants to interact with the speakers through a live web-based question and answer session. Windows Media player is required for viewing the video webcast. It is recommended that participants dial into the conference call, or log into the webcast, approximately 5 to 10 minutes prior to the call.

Conference Call	Webcast
Date: Monday, April 25, 2005	Date: Monday, April 25, 2005
Time: 7:00 a.m. PDT (10:00 a.m. EDT)	Time: 7:00 a.m. PDT (10:00 a.m. EDT)
Phone Number (800) 591-6930	Webcast URL: www.commercialcapital.com
International Dial In (617) 614-4908	Windows Media player is required
Access Code: 55364717

Replay Information: for those who are unable to participate in the call or webcast live, an archive of the webcast will be available on the Company’s website at www.commercialcapital.com beginning approximately 2 hours following the end of the call. To listen to the call replay dial (888) 286-8010, or for international callers dial (617) 801-6888, the access code for either replay number is 67358788. The webcast archive and call replay will be available until May 02, 2005.

The Company will be hosting its annual meeting on Tuesday, April 26, 2005, at 9:00 a.m. PDT at the DoubleTree Hotel, Irvine Spectrum. All current shareholders are invited to attend.

Annual Shareholders Meeting
Date: Tuesday, April 26, 2005
Time: 9:00 a.m. PDT (12:00 p.m. EDT)
DoubleTree Hotel, Irvine Spectrum
90 Pacifica
Irvine, California 92618

At December 31, 2004, the Company had total assets of $5.02 billion, and total deposits of $2.26 billion. Commercial Capital Bank, the Company’s bank subsidiary, operates banking offices located in Westlake Village (Ventura County), Tarzana, Malibu, Beverly Hills, Baldwin Hills, Westchester, Hawthorne, Manhattan Beach, Gardena, Hermosa Beach, Torrance, Redondo Beach (Los Angeles County), Orange, Irvine, Rancho Santa Margarita (Orange County), Riverside (Riverside County), La Jolla, Del Mar, San Diego (San Diego County), and San Mateo (San Mateo County), and lending offices, located in Corte Madera, San Mateo, Oakland, Encino, Glendale, West Los Angeles, El Segundo, Irvine, Riverside,

and La Jolla, California, with plans to open a banking office in Newport Coast, California in mid-2005. The Company was the 3rd largest multi-family lender in California during the 12 months ended December 31, 2004 (source: Dataquick Information Systems) and the Bank was the fastest growing savings institution in California, based on percentage growth in total assets over the 36 months ended December 31, 2004 (source: www.fdic.gov). TIMCOR Exchange Corporation, the Company’s 1031-exchange accommodator subsidiary, is a leading “qualified intermediary” and facilitates exchange transactions nationwide, through its headquarters in Los Angeles, California and offices located in Texas and Florida.

This release and the aforementioned conference call and webcast may include forward-looking statements related to the Company’s plans, beliefs and goals, which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. The Company undertakes no obligation to revise or publicly release any revision to these forward-looking statements.